                                                                    EXHIBIT 10.8

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


         AGREEMENT (the "Agreement"), dated as of March 9, 2001, by and between each of the entities listed on the signature page hereof (each, a "Company Stockholder" and collectively, the "Company Stockholders"), and DDR Systems, Inc., a Washington corporation with an office at 3650 West 30th Avenue, Vancouver, B.C., V6S 1W8 Canada (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, each Company Stockholder owns of record and beneficially the number of shares (the "Company Shares") of the common stock (the "Company Common Stock") of Nordic Racing Limited, a British corporation (the "Company"), set forth opposite each such Company Stockholder's name on the annexed Schedule 1;

         WHEREAS, the Purchaser, is a publicly-held company with a class of securities publicly quotable on the OTC Electronic Bulletin Board that lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations and, subsequent thereto, commenced the filing of periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, pursuant to the requirements of Section 15(d) thereof; and

         WHEREAS, the Company Stockholders are desirous of selling their forty percent (40%) ownership of the outstanding Company Shares to the Purchaser in exchange for an aggregate of 200,000 shares of the Purchaser's common stock, par value $.0001 per share (the "Purchaser Common Stock"),

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE 1.

                           EXCHANGE OF COMPANY SHARES

         SECTION 1.1 SALE OF COMPANY SHARES. On the terms and subject to the conditions set forth in this Agreement, each Company Stockholder hereby agrees to sell, assign, transfer and deliver the Company Shares owned by it to the Purchaser, free and clear of all liens, claims, charges or encumbrances, and the Purchaser hereby agrees to purchase the Company Shares from the Company Stockholders, at the Closing, for the consideration set forth in Section 1.2 hereof.

         SECTION 1.2 PURCHASE PRICE. In exchange for the Company Shares, the Purchaser shall issue and deliver to the Company Stockholders, at the Closing, an aggregate of 200,000 (pre-split) shares of the Purchaser's Common Stock (the "Exchange Shares"), free and clear of all liens, claims, charges or encumbrances. The number of Exchange Shares to be issued to each Company Stockholder shall be as set forth on Schedule 1.2.

         SECTION 1.3 DELIVERY OF SHARES. Subject to the terms and conditions hereof, at the Closing, (a) the Company Stockholders shall transfer to the Purchaser the Company Shares by delivering the stock certificates evidencing the Company Shares, accompanied by duly endorsed stock powers, with signatures guaranteed, in form and substance satisfactory to the Purchaser permitting the transfer of the Company Shares to the Purchaser; and (b) the Purchaser shall deliver to each Company Stockholder stock certificate(s) registered in the name of such Company Stockholder representing the Exchange Shares issued to such Company Stockholder.



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         SECTION 1.4. SUPPLEMENTAL ACTION. If, at any time after the Closing
Date, the Company Stockholders or the Purchaser shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 1, the Company Stockholders or the Purchaser, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 1.

                                   ARTICLE 2.

                              CLOSING; CLOSING DATE

         SECTION 2.1. The exchange of the Company Shares for the Exchange Shares as contemplated hereby (the "Closing") shall take place at 10:00 a.m. on such date as the parties mutually agree, but in no event later than March 9, 2001, at the offices of Bryan Cave LLP, 2020 Main Street, Suite 600, Irvine, California 92614 (or such other time or date as the parties hereto may mutually agree in writing). The date upon which the Closing occurs is herein called the "Closing Date."

                                   ARTICLE 3.

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

         The Company Stockholders, severally but not jointly, represent and warrant to the Purchaser as follows:

         SECTION 3.1 DUE INCORPORATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of England and Wales, has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct the Business as now being and as heretofore conducted. The Company is not currently doing business in any other jurisdiction where qualification is required or the failure to qualify would have a material adverse effect on the business or operations of the Company.

         SECTION 3.2. AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Each Company Stockholder has full power and capacity to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement (such other agreements and instruments are hereinafter collectively referred to as the "Transaction Documents") to consummate the transactions contemplated hereby and thereby (collectively, the "Transactions"). This Agreement has been duly executed and delivered and is the valid and binding obligation of each Company Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Transaction Documents, the consummation of the Transactions and the performance by the Company Stockholders of this Agreement and each of the Transaction Documents in accordance with their respective terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.


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         SECTION 3.3 OWNERSHIP OF THE COMPANY SHARES. (a) Each Company
Stockholder owns the Company Shares, both legally and beneficially, free and clear of any and all liens, charges or encumbrances of any kind or nature whatsoever; (b) no Company Stockholder is bound by or subject to any voting trust arrangement, proxy, voting agreement, shareholder agreement, purchase agreement or other agreement or understanding (i) granting any option, warrant, or other right to purchase all or any of the Company Shares to any person, (ii) restricting the right of such Company Stockholder to sell or convey the Company Shares, or (iii) otherwise restricting any rights of such Company Stockholder with respect to the Company Shares (including restrictions as to the voting or disposition of the Company Shares); (c) each Company Stockholder has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Company Shares; and (d) upon transfer to the Purchaser of the Company Shares hereunder, the Purchaser will acquire good and valid title to the Company Shares, free and clear of any liens, charges or encumbrances.

         SECTION 3.4 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company Stockholders and the consummation by the Company Stockholders of the Transactions will not (a) result in a violation of the Company's Memorandum or Articles of Association, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations) applicable to the Company or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c), immediately above, would not have a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of the Company, or the ability of the Company Stockholder to perform this Agreement and the other Transaction Documents.

         SECTION 3.5 STOCK RESTRICTIONS. Each Company Stockholder acknowledges and understands that: (a) the Exchange Shares shall not be registered under either United States federal or state securities laws or other securities laws of any other jurisdiction, but are expected to be issued under and in reliance upon exemptions from registration provided by Section 4(2) and other provisions of the Securities Act and the regulations promulgated thereunder; (b) while the Purchaser may undertake to register certain of the Purchaser Common Stock for public sale in the future, it has made no decision or commitment to do so, has no present intention either to do so or to consider such a registration, and, in any event, is under no obligation to do so with respect to the Exchange Shares;
(c) if in fact the Purchaser undertakes to register any of its the Purchaser Common Stock for public sale in the future, there would be no assurance that it would be successful in causing such registration to occur; (d) an exemption from registration with respect to the Exchange Shares may not be available under the Securities Act or may not permit such Company Stockholder to transfer the Exchange Shares in the amounts or at the times desired by such Company Stockholder; and (e) as a result of the foregoing, the Exchange Shares may be required to be held by such Company Stockholder indefinitely. Each Company Stockholder further acknowledges that each certificate evidencing Exchange Shares shall contain a legend identical to or substantially to the effect of the following:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE SHARES OR OF AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION OF SUCH SHARES UNDER THE ACT.


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         SECTION 3.6 PURCHASE FOR INVESTMENT, ETC. Each Company Stockholder
represents and warrants that: (a) it is acquiring and will acquire the Exchange Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution within the meaning of the Securities Act; (b) it has no present intention of selling or otherwise disposing of any portion of the Exchange Shares; (c) it has had access to all information regarding the Purchaser and its present and prospective business, assets, liabilities and financial condition and the backgrounds of the principals of the Purchaser, as it has deemed material to making the decision to acquire the Exchange Shares and has been afforded the opportunity to ask questions of and receive answers from senior management of the Purchaser concerning present and prospective business prospects of the Purchaser; (d) it has fully considered this information in valuing the Purchaser and assessing the merits of the Transactions and is satisfied with the consideration it is receiving hereunder for the Company Shares; (e) it recognizes that there may be no future market for resale of the Exchange Shares; (f) it has knowledge in business and financial matters and accordingly is capable of evaluating and has evaluated the merits of the Transactions; (g) it has made the determination to enter into the Transactions based upon his or its own independent evaluation and assessment of the value of the Purchaser and its present and prospective business prospects and has not relied on, or been induced to enter into this Agreement on account of, any representation or warranty of any kind or nature, whether oral or written, express or implied, except for such representations and warranties of the Purchaser as are specifically set forth in this Agreement; and (h) it is financially capable of bearing a total loss of his investment in the Exchange Shares.

         SECTION 3.7 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of each of the Company Stockholders relating to each such Company Stockholder and the Company in connection with this Agreement and the Transactions are, to the best of each such Company Stockholder's knowledge, authentic and true and complete in all material respects. No representation or warranty of any Company Stockholder contained in this Agreement, and no document or other paper furnished by or on behalf of any Company Stockholder or the Company pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To the best of each of Company Stockholder's knowledge, there is no fact that the Company Stockholders have not disclosed to the Purchaser that materially adversely affects, or so far as the Company Stockholders can now foresee, will materially adversely affect, the Business or the assets, properties, operations or condition (financial or otherwise) of the Company or the ability of the Company Stockholders to perform this Agreement.


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                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to each Company Stockholder as follows:

         SECTION 4.1 DUE INCORPORATION AND QUALIFICATION. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Washington, and has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct its business as now being and as heretofore conducted. The Purchaser is not qualified to do business as a foreign corporation in any jurisdiction, and is not doing business in any jurisdiction, where qualification is required or the failure to qualify would have a material adverse effect on the business or operations of the Purchaser.

         SECTION 4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Purchaser has full authority to execute and deliver this Agreement and the other Transaction Documents, and the consummation of the Transactions has been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement, the consummation of the Transactions and the performance by the Purchaser of this Agreement in accordance with its terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.

         SECTION 4.3 SUBSIDIARIES AND AFFILIATES; DISPOSITION THEREOF. The Purchaser does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in any corporation, partnership, joint venture or other business association or entity.

         SECTION 4.4 ARTICLES OF INCORPORATION AND BY-LAWS. The Purchaser has delivered to Company Stockholder true and complete copies of its Articles of Incorporation and by-laws as in effect on the date hereof, which instruments shall not be or have been amended between the dates hereof and the Closing Date.

         SECTION 4.5 VALID ISSUANCE. The Exchange Shares to be issued pursuant to this Agreement, in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

         SECTION 4.6 FINANCIAL STATEMENTS. The Purchaser's financial statements included in its filings with the Commission through its EDGAR System (i) were prepared in accordance with the books and records of the Purchaser, (ii) are correct and complete, (iii) fairly present the financial position and results of operations of the Purchaser as of the dates indicated, and (iv) were prepared in accordance with GAAP (except that unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and interim and unaudited year-end financials are subject to normal year-end audit adjustments which in the aggregate will not have a material adverse effect on the business properties, assets, operations, liabilities, financial condition or prospects of the Purchaser).



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         SECTION 4.7 LIABILITIES. As of the date hereof, the Purchaser has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known, or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought ("Liabilities"), other than (i) Liabilities fully and adequately reflected or reserved against on the most current of its financial statements as filed with the Commission through its EDGAR System, and (ii) Liabilities incurred since the date of such financial statements in the ordinary course of business. The Purchaser has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Purchaser, or any successor to its business except in the ordinary course of business. The Purchaser will not between the date hereof and the Closing Date, without the prior written consent of the Company Stockholders, incur or become subject to, or agree to incur or become subject to, any Liabilities except current liabilities and obligations incurred in the ordinary course of business or as contemplated by this Agreement or any exhibit or schedule hereto.

         SECTION 4.8 TAX MATTERS. The Purchaser has filed all federal, state, county and local income tax, franchise tax, real and personal property tax, payroll tax, occupation tax, sales tax, excise tax, and other tax returns which they are required to file, the failure to file which would materially adversely affect the assets, properties, business, operations or financial condition or prospects of the Purchaser, and has paid or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to the Purchaser. There are no claims against the Purchaser with respect to federal, state, county, local, foreign or other taxes. The federal income tax returns of the Purchaser have never been audited by the Internal Revenue Service. The Purchaser knows of no unassessed tax deficiency proposed or threatened against it. No audit of any tax return of the Purchaser is in progress. There are not in force any extensions of time with respect to the date on which any tax return was or is due to be filed by the Purchaser or any waivers or agreements by the Purchaser for an extension of time for the assessment or payment of any tax.

         SECTION 4.9 REAL AND PERSONAL PROPERTY -- LEASED TO THE PURCHASER. The Purchaser is not a party to or otherwise bound by any lease of real or personal property.

         SECTION 4.10 TITLE. The Purchaser owns all of its Assets, free and clear of all Third-Party Rights.

         SECTION 4.11 INTANGIBLE PROPERTY. Except in connection with the license arrangement with Reach Technologies, (a) the Purchaser does not own any patents, patent applications, trademark and service mark registrations or registration applications, U.S. copyright registrations or registration applications. The Purchaser is not a party to or otherwise bound by any confidentiality, nondisclosure or license agreements granting rights under one or more patents, patent applications, trademark or service registrations and registration applications, U.S. copyright registrations or registration applications by or to the Purchaser.

         (b) (i) The Purchaser does not infringe a patent, U.S. trademark registration, U.S. service mark registration or copyright of a third party and
(ii) no party has asserted a claim against the Purchaser that the Purchaser infringes a patent, trademark, copyright, trade name or trade secret of a third party.


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         SECTION 4.12 CONTRACTS AND OTHER AGREEMENTS. Schedule 4.13 annexed hereto sets forth, as of the date of this Agreement, all contracts, commitments, understandings, arrangements and other agreements to which the Purchaser is a party or by or to which any of the Purchaser's properties are bound or subject (collectively also referred to herein as the "Contracts"). There have been delivered or made available to the Company Stockholders true and complete copies of all the Contracts and other agreements set forth on Schedule 4.13 or on any other Schedule. All of the Contracts are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Purchaser has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default in any material respect under any of them, nor, to the Purchaser's knowledge, is any other party to any Contract in default thereunder, nor, to the Purchaser's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder that would give the other party thereto the right to terminate such Contract. Except as separately identified on Schedule 4.13, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 4.13 or on any other Schedule continue in full force and effect following the consummation of the Transactions. The Purchaser will not, between the date hereof and the Closing Date, without the Company Stockholders' prior written consent, become a party to any Contract or make or permit the amendment or termination (other than in the ordinary course and excluding the termination of Contracts by their terms) of any Contract listed on Schedule 4.13.

         SECTION 4.13 LITIGATION; ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental, administrative or regulatory body or arbitration or mediation tribunal against or involving the Purchaser. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Purchaser or any of its properties or assets, nor, to the knowledge of the Purchaser, are there any grounds therefor, that individually or in the aggregate, could have a material adverse effect upon the Transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Purchaser. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings pending or threatened that would give rise to any right of indemnification on the part of any director or officer of the Purchaser, or the heirs, executors or administrators of such director or officer, against the Purchaser or any successor to its business.

         SECTION 4.14 OPERATIONS OF THE PURCHASER. (a) Except as set forth on
Schedule 4.15 hereto, since the date of its last filing pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the Purchaser has not:

            (i) amended its Articles of Incorporation or By-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

            (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;



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

            (iii) entered into or amended any employment agreement, entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan;

            (iv) incurred any indebtedness for borrowed money;

            (v) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

            (vi) materially reduced its cash or short term investments or their equivalent;

            (vii) waived any right of material value to its business;

            (viii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

            (ix) materially changed any of its business policies;

            (x) approved, granted or paid any wage or salary increase in excess of $25,000 per annum, or any bonus in excess of $5,000, or any increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives, or any accrual for or commitment or agreement to make or pay the same;

            (xi) made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives (other than travel, entertainment or business expense advances made in the ordinary course of business), or made any other loan or advance otherwise than consistently with past practice in the ordinary course of business;

            (xii) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, consultants, agents, brokers, independent contractors or other representatives, other than payments or commitments to pay persons other than its officers, directors or stockholders made in the ordinary course of business;

            (xiii) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties (except in the ordinary course of business); granted or suffered any lien or other encumbrance on any of its assets or properties; entered into (except in the ordinary course of business) or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

            (xiv) except in the ordinary course of business and in amounts less than $10,000 in each case, incurred or assumed any Liability;

            (xv) made any acquisition of or entered into any agreement to acquire all or any part of the assets, properties, capital stock or business of any other person;

            (xvi) failed to pay timely any of its material liabilities in accordance with their terms or otherwise in the ordinary course of business; and

            (xvii) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.


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


         (b) The Purchaser will not, between the date hereof and the Closing, without the prior written consent of Company Stockholder, do any of the things listed in clauses (i) through (xvii) of Section 4.15(a).

         SECTION 4.15 COMPLIANCE WITH LAWS. The Purchaser is not in default under or in violation of any applicable order, judgment, injunction, award or decree, of any material applicable federal, state, or local statute, law, ordinance, rule or regulation including, without limitation, ERISA or the provisions of any franchise or license, or of any other material requirement of any governmental, regulatory, administrative or industry body, court or arbitrator applicable to the Purchaser. The Purchaser is not in default under or in violation of any provisions of its Articles of Incorporation or its by-laws, or any material instrument, contract, mortgage, indebtedness, indenture or other agreement to which the Purchaser is a party or by or to which the Purchaser or any of its assets or properties may be bound or subject.

         SECTION 4.16 LICENSES, PERMITS AND CERTIFICATES. The Purchaser has all material licenses, permits, certificates, authorizations, approvals and consents required by any governmental authority to operate legally. No governmental, regulatory or industry permits, consents, waivers, approvals or authorizations are necessary in connection with the consummation of the Transactions.

         SECTION 4.17 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the Transactions will not (a) result in a violation of the Purchaser's Articles of Incorporation or By-laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations) applicable to the Purchaser or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c), immediately above, would not have a material adverse effect on the business properties, assets, operations, liabilities, financial condition or prospects of the Purchaser, or the ability of the Purchaser to perform this Agreement and the other Transaction Documents.

         SECTION 4.18 LABOR AGREEMENTS, EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS. The Purchaser is not a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, (b) any qualified or non-qualified pension, retirement, severance, profit-sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement, oral or written, whether legally binding or not, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. The Purchaser is not presently a party to any "employee leasing" agreement or arrangement, nor does the Purchaser have any liability in respect of any such agreement or arrangement to which it was, at any time, a party, but which is no longer in effect.


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         SECTION 4.19 BOOKS AND RECORDS. The books of account and other corporate records of the Purchaser made or to be made available to the Company Stockholders in connection with the Transactions and the due diligence inquiries made by the Company Stockholders in connection herewith, are in all respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the financial statements furnished or to be furnished hereunder by the Purchaser to the Company Stockholders.

         SECTION 4.20 STOCK RESTRICTIONS. The Purchaser acknowledges and understands that the Company Shares shall not be registered under either United States federal or state securities laws or other securities laws of any other jurisdiction, but are expected to be transferred to the Purchaser under and in reliance upon exemptions from registration provided by Section 4(2) and other provisions of the Securities Act and the rules and regulations promulgated thereunder. The Purchaser further acknowledges that the certificate(s) evidencing its ownership of shares in the Company following the acquisition of the Company Shares in accordance herewith, shall contain a legend identical to or substantially to the effect of the following:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE SHARES OR OF AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION OF SUCH SHARES UNDER THE ACT.

         SECTION 4.21 PURCHASE FOR INVESTMENT. The Purchaser: (a) is acquiring and will acquire the Company Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution within the meaning of the Securities Act; (b) has no present intention of selling or otherwise disposing of any portion of the Company Shares; (c) has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition and the backgrounds of its principals, as it has deemed material to making the decision to acquire the Company Shares and has been afforded the opportunity to ask questions of and receive answers from senior management of the Company concerning present and prospective business prospects of the Company; (d) has fully considered this information in valuing the Company and assessing the merits of the Transaction and is satisfied with the consideration it is receiving hereunder for the Exchange Shares; (e) has knowledge in business and financial matters and accordingly is capable of evaluating and has evaluated the merits of the Transactions contemplated hereby, and (f) has made the determination to enter into the Transactions based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects and has not relied on, or been induced to enter into this Agreement on account of, any representation or warranty of any kind or nature, whether oral or written, express or implied, except for such representations and warranties of Company Stockholder as are specifically set forth in this Agreement.

         SECTION 4.22 OWNERSHIP OF THE EXCHANGE SHARES. (a) The Purchaser is not bound by or subject to any voting trust arrangement, proxy, voting agreement, shareholder agreement, purchase agreement or other agreement or understanding, except as contemplated hereunder, (i) granting any option, warrant or other right to purchase all or any of the Exchange Shares to any person, (ii) restricting the right of the Purchaser to sell or convey the Exchange Shares, or
(iii) otherwise restricting any rights of the Purchaser with respect to the Exchange Shares (including restrictions as to the voting or disposition of the Exchange Shares); (b) the Company Stockholders have the absolute and unrestricted right, power and capacity to issue and sell the Exchange Shares, and (c) upon issuance to the Company Stockholders of the Exchange Shares hereunder, the Company Stockholders will acquire good and valid title to the Exchange Shares, free and clear of any liens, charges or encumbrances except as contemplated hereunder.

         SECTION 4.23 ABSENCE OF CERTAIN CHANGES. Since the date of its last filing pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended,, there has been no material adverse change in the condition, financial or otherwise, of the Purchaser, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business properties, assets, operations, liabilities, financial condition or prospects of the Purchaser and other than as set forth in Schedule 4.15 annexed hereto.

         SECTION 4.24 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of the Purchaser in connection with this Agreement and the Transactions are, to the best of the Purchaser's knowledge, authentic and true and complete in all material respects. No representation or warranty of the Purchaser contained in this Agreement, and no document or other paper furnished by or on behalf of the Purchaser pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To the Purchaser's best knowledge, there is no fact that the Purchaser has not disclosed to Company Stockholder that materially adversely affects, or so far as the Purchaser can now foresee, will materially adversely affect, the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser or the ability of the Purchaser to perform this Agreement.

                                   ARTICLE 5.

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         SECTION 5.1 CONDUCT OF BUSINESS. (a) Between the date hereof and the Closing Date, except as otherwise contemplated in this Agreement, the Company Stockholders shall cause the Company to conduct its business in the ordinary and usual course, and the Company Stockholders shall not cause the Company to, without the prior consent of the Purchaser, change in any material respect any business policy or practice.

         (b) Between the date hereof and the Closing Date, except as otherwise contemplated in this Agreement, the Purchaser shall conduct its business in the ordinary and usual course, and shall not, without the prior consent of the Company Stockholders, change in any material respect any business policy or practice or take any action which would violate Section 4.15 hereof.

         SECTION 5.2 ACCESS AND INVESTIGATION. (a) Between the date hereof and the Closing Date, the Company Stockholders will afford, and will cause the Company to afford, the Purchaser and its directors, officers, employees, agents, consultants, advisors, or other representatives, including legal counsel, accountants, and financial advisors (collectively, "Representatives") full and free access, during normal business hours and at such other reasonable times as otherwise may be required under the circumstances, to the Company's personnel, properties, contracts, books, records and other existing documents and data as the Purchaser may reasonably request.

         (b) Between the date hereof and the Closing Date, the Purchaser will afford the Company Stockholders and their Representatives full and free access, during normal business hours and at such other reasonable times as otherwise may be required under the circumstances, to the Purchaser's personnel, properties, contracts, books, records and other existing documents and data as the Company Stockholders may reasonably request.

         SECTION 5.3 LITIGATION. Between the date hereof and the Closing Date, the Company Stockholders and the Purchaser will promptly notify each other of any lawsuits, claims, proceedings or investigations which are threatened or commenced against either, or against any officer, employee, agent, consultant or director thereof, which may relate to, or affect the Business of the Company, the Purchaser, their respective assets, this Agreement or the Transactions.

         SECTION 5.4 ACTIONS WITH RESPECT TO CLOSING. Each of the parties hereto agrees to use its best efforts to bring about the satisfaction of the conditions precedent to the obligation of the other party hereto to effect the Closing (to the extent that such satisfaction is dependent on the actions on the part of the initial party of commission or omission) and to cause its covenants and agreements contained in this Agreement to be satisfied and performed hereunder.

         SECTION 5.5 PUBLIC STATEMENT. Neither party hereto shall, without the prior consent of the other, make any public statement, announcement or release to trade publications or to the press, or make any statements to any competitor, customer or any third party, with respect to this Agreement except to the extent that either party is advised by its counsel that a public statement is required by law and then only upon prior notice to the other party.

         SECTION 5.6 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Transactions contemplated hereby shall be instituted in any state or federal court of competent jurisdiction located in Orange County, California, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding.

                                   ARTICLE 6.

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         The obligations of the Purchaser to consummate the Transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Purchaser to waive any one or more of such conditions:

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS. The representations and warranties of the Company Stockholders contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to the Purchaser pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article 3, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this Section 6.1) on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date, except for representations and warranties made as of a specific date which shall be true and correct on the Closing Date as of such specific date.

         SECTION 6.2 PERFORMANCE OF THIS AGREEMENT. The Company Stockholders shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by him under the terms of this Agreement on or prior to the Closing Date.

         SECTION 6.3 SATISFACTORY BUSINESS REVIEW. The Purchaser shall have satisfied itself, after receipt and consideration of the Schedules and after the Purchaser and its Representatives have completed the review of the Business and the Company contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of the Purchaser, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of the Company.

         SECTION 6.4 GOVERNMENTAL PERMITS AND APPROVALS. All permits, including any environmental or regulatory consents or permits required for the lawful consummation of the Closing, shall have been obtained.

         SECTION 6.5 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to contracts or other agreements with the Company that may be required in connection with the performance by the Company Stockholders of their obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

         SECTION 6.6 CHARTER DOCUMENTS. The Purchaser shall have received a copy of the Company's Articles of Incorporation, certified as true and complete as of a recent date by the appropriate governmental authority of the Company's jurisdiction of incorporation.

         SECTION 6.7 MEMORANDUM AND ARTICLES OF ASSOCIATION. The Company Stockholders shall have delivered to the Purchaser a copy of the Company Memorandum and Articles of Association as in effect on the date of the Closing.

         SECTION 6.8 GOOD STANDING. The Company Stockholders shall have delivered to the Purchaser certificates of good standing, existence or its equivalent with respect to the Company, certified as of a recent date by the appropriate governmental authority of the Company's jurisdiction of incorporation, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on the Company and its Business.

         SECTION 6.9 LITIGATION. At the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transactions contemplated by this Agreement, (ii) to affect the right of the Company to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part), or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transactions contemplated hereby.

                                   ARTICLE 7.

               CONDITIONS TO THE COMPANY STOCKHOLDERS' OBLIGATIONS

         The obligations of the Company Stockholders to consummate the Transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Company Stockholders to waive any one or more of such conditions:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The representations and warranties of the Purchaser contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to the Company Stockholders pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article 4, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this Section 7.1) on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date except for representation and warranties made as of a specific date which shall be the and correct on the Closing Date as of such specific date.

         SECTION 7.2 PERFORMANCE OF THIS AGREEMENT. The Purchaser shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date.

         SECTION 7.3 NO MATERIAL ADVERSE CHANGE. The Company Stockholders shall have received a certificate, signed by a duly authorized officer of the Purchaser, to the effect that as of the Closing Date there has been no material adverse change in the financial condition, results of operations, business or prospects of the Purchaser since the date of its last filing pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, or any material adverse change in the nature of the Purchaser's business, the manner of conducting such business or the prospects of the business since such date, except as associated with the execution, delivery and performance of this Agreement and the other Transaction Documents.

         SECTION 7.4 SATISFACTORY BUSINESS REVIEW. Each Company Stockholder shall have satisfied itself, after the Company Stockholders and their Representatives have completed the review of the Purchaser's business contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of the Company Stockholders, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of the Purchaser.

         SECTION 7.5 GOVERNMENTAL PERMITS AND APPROVALS. All permits, including any environmental or regulatory consents or permits required for the lawful consummation of the Closing, shall have been obtained.

         SECTION 7.6 THIRD-PARTY CONSENTS. All consents, permits and approvals from parties to contracts or other agreements with the Purchaser that may be required in connection with the performance by the Purchaser of its obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

         SECTION 7.7 CHARTER DOCUMENTS. The Purchaser shall have delivered to the Company Stockholders copies of its Articles of Incorporation, certified as true and complete as of a recent date by the appropriate governmental authority of the Purchaser's jurisdiction of incorporation, and certified as true and complete as of the Closing Date by the Secretary of the Purchaser.

         SECTION 7.8 BY-LAWS. The Purchaser shall have delivered to the Company Stockholders a copy of the By-Laws certified by the Secretary of the Purchaser as of the Closing Date to be true and correct and in full force and effect as of the Closing Date.

         SECTION 7.9 THE PURCHASER'S DELIVERIES. The Purchaser shall have delivered to the Company Stockholders all stockholder records of the Purchaser and a true and complete copy of the Purchaser's corporate minute books.

         SECTION 7.10 LITIGATION. At the Closing Date no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transactions contemplated by this Agreement, (ii) to affect the right of the Purchaser to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part) or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transactions contemplated hereby.

                                   ARTICLE 8.

                                  TERMINATION

         SECTION 8.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

         (a) By mutual consent of the Company Stockholders on the one hand and the Purchaser on the other hand; or

         (b) By the Company Stockholders if any of the conditions set forth in
Section 7 hereof shall have become incapable of fulfillment, and shall not have been waived by the Company Stockholders; or

         (c) By the Purchaser if any of the conditions set forth in Section 6 hereof shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

         (d) By the Purchaser or the Company Stockholders if the Closing has not occurred on or before March 2, 2001.

         SECTION 8.2 EFFECTS OF TERMINATION. If this Agreement is terminated and the Transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.7 relating to expenses.

                                   ARTICLE 9.

                                  MISCELLANEOUS

         SECTION 9.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the mails, as follows:

         (i)      if to the Company Stockholders, to:

                  Jonathan Iseson
                  6 Chanticlare Road
                  Manhasset, NY 11030

                  Robert J. Harman and Susan P. Harman
                  1460 Cedar Street
                  Ramona, CA 92065

                  R. Todd Stabler
                  500 108th Avenue N.E., Suite 720
                  Bellevue, WA 98004

                  Damask International Limited
                  Charlotte House
                  P.O. Box N-8318
                  Nassau, Bahamas

                  with a copy to:
                  (which shall not constitute notice)

                  Bryan Cave LLP
                  2020 Main Street, Suite 600
                  Irvine, California 92614
                  Facsimile:  (949) 223-7100

         (ii)     if to the Purchaser, to:

                  Glenn Jones, President
                  DDR Systems, Inc.
                  3650 West 30th Avenue
                  Vancouver, B.C.
                  V6S 1W8  Canada

                  with a copy to:
                  (which shall not constitute notice)
                  ___________________________________
                  ___________________________________
                  ___________________________________
                  ___________________________________

         Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         SECTION 9.2 ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits) and the agreements referred to herein and/or executed in connection with the consummation of the Transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Company Shares for the Exchange Shares and the related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         SECTION 9.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         SECTION 9.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of California, applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

         SECTION 9.5 BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement. This Agreement is not assignable except by operation of law.

         SECTION 9.6 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         SECTION 9.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         SECTION 9.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         SECTION 9.9 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                                         DDR SYSTEMS, INC.


                                         By:
                                             -----------------------------------
                                             Glenn Jones, President and Director



                                         ---------------------------------------
                                                      JONATHAN ISESON


                                         ---------------------------------------
                                                      ROBERT J. HARMAN


                                         ---------------------------------------
                                                      SUSAN P. HARMAN


                                         ---------------------------------------
                                                      R. TODD STABLER



                                         DAMASK INTERNATIONAL LIMITED


                                         By:
                                             -----------------------------------

                                   Schedule 1
                              Company Common Stock


Damask International Limited                67 shares Nordic Racing Limited
Jonathan Iseson                             10 shares Nordic Racing Limited

                                  Schedule 1.2
                                 Exchange Shares


Jonathan Iseson                     30,000 shares DDR Systems, Inc. Common Stock
Robert J. and Susan P. Harman       10,000 shares DDR Systems, Inc. Common Stock
R. Todd Stabler                     20,000 shares DDR Systems, Inc. Common Stock
Damask International Limited       140,000 shares DDR Systems, Inc. Common Stock

                                  Schedule 4.13
                           DDR Systems, Inc. Contracts


1. License Agreement with Reach Technologies, Inc. and amendments thereto.

                                  Schedule 4.15
                         Operations of DDR Systems, Inc.


1. DDR Systems, Inc. has amended its Articles of Incorporation to change its name from DDR Systems, Inc. to Grand Prix Sports, Inc., and to effect a forward split of 5:1.

2. DDR Systems, Inc. has amended the Exclusive License Agreement with Reach Technologies, Inc., such that it is no longer an exclusive license agreement, but is rather a nonexclusive license agreement.

3. Concurrently with the amendment to the License Agreement, Reach Technologies, Inc. has cancelled the Promissory Note in the amount of $5,000 in its favor from DDR Systems, Inc.

4. DDR Systems, Inc. has written down its fixed assets (cost $2,077) to nil.